UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1601

New York, NY 10022-1737

(Address of principal executive offices and zip code)

(302) 355-0650

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Amendment No. 1 to Equity Distribution Agreement

On July 29, 2020, iBio, Inc. (the “Company”) entered into amendment no. 1 (the “Amendment”) to the equity distribution agreement it entered into on June 17, 2020 (“Equity Distribution Agreement”) with UBS Securities LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.001 per share, through the Sales Agent. The Amendment increased by $27,000,000 the dollar amount of shares of the Company’s common stock that may be sold pursuant to the Equity Distribution Agreement from shares of common stock having an aggregate gross sale price of $45,000,000 to shares of common stock having an aggregate gross sale price of $72,000,000. Sales of shares of the Company’s common stock added pursuant to the Amendment, if any, will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-236735) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”), the base prospectus, dated March 19, 2020, filed as part of such Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated July 29, 2020, to be filed by the Company on July 29, 2020 with the SEC (the “July ATM Prospectus Supplement”) for the sale of shares of the Company’s common stock having an aggregate gross sales price of up to $27,000,000.

The Company issued and sold an aggregate of 20,326,217 shares of its common stock for gross proceeds of approximately $44,993,011 pursuant to the Equity Distribution Agreement, the Registration Statement, the Base Prospectus and the prospectus supplement, dated June 17, 2020, filed by the Company with the SEC.

Sales of the shares pursuant to the July ATM Prospectus Supplement, if any, will be made by means of ordinary brokers’ transactions at prevailing market prices at the time of sale, or as otherwise agreed with the Sales Agent. The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Company is not obligated to make any sales of common stock under the Equity Distribution Agreement, as amended, and the Company cannot provide any assurances that it will issue any shares pursuant to the Equity Distribution Agreement, as amended. The Company currently intends to use the net proceeds of this offering, if any, for operating costs, including working capital and other general corporate purposes.

The Company will pay a commission rate of up to 3.0% of the gross sales price per share sold and has agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and has also agreed to reimburse the Sales Agent an amount not to exceed $15,000 per quarter during the term of the Equity Distribution Agreement, as amended, for legal fees to be incurred by the Sales Agent. The Company has also agreed pursuant to the Equity Distribution Agreement, as amended, to provide  the Sales Agent with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Amendment and the Equity Distribution Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K. The description of the Amendment and the Equity Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Equity Distribution Agreement, copies of which are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Equity Distribution Agreement, as amended, and the July ATM Prospectus Supplement is also filed herewith as Exhibit 5.1.

The representations, warranties and covenants contained in the Equity Distribution Agreement, as amended, were made solely for the benefit of the parties to the Equity Distribution Agreement, as amended. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Equity Distribution Agreement, as amended, and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Equity Distribution Agreement, as amended, which subsequent information may or may not be fully reflected in public disclosures.

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Termination of Purchase Agreement

The Company previously entered into a Purchase Agreement (the “Purchase Agreement”), dated March 19, 2020, with Lincoln Park Capital Fund, LLC (“Lincoln Park”), relating to the sale of up to $50,000,000 in shares of its common stock and an additional 815,827 shares of common stock issued as commitment shares to Lincoln Park. Pursuant to the Purchase Agreement and the applicable rules of the NYSE American Stock Exchange (the “NYSE American”), all issuances of the Company’s common stock to Lincoln Park under the Purchase Agreement were limited to 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, or 20,288,840 shares (the “Exchange Cap”), without stockholder approval or to the extent such sales of common stock pursuant to the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the common stock as calculated in accordance with the applicable rules of the NYSE American.

On July 24, 2020, and after issuing shares of its common stock equal to the Exchange Cap, the Company notified Lincoln Park in writing that it was terminating the Purchase Agreement, effective July 27, 2020. The Company issued an aggregate of 20,288,840 shares of its common stock to Lincoln Park pursuant to the Purchase Agreement and the related prospectus supplement, dated March 19, 2020, filed by the Company with the SEC (the “Lincoln Park Prospectus Supplement”), consisting of: (i) 19,473,013 shares of its common stock for total proceeds of approximately of $25,228,437; and (ii) 815,827 shares of its common stock issued to Lincoln Park as commitment shares having a value of approximately $1,305,324. The Company filed with the SEC supplement no. 1 to the Lincoln Park Prospectus Supplement, dated July 29, 2020, to terminate the offering of approximately $23,466,239 of unsold shares of the Company’s common stock, which the Company reallocated to the July ATM Prospectus Supplement and the Equity Distribution Agreement, as amended.

Item 8.01. Other Events.

The Company plans to participate in media interviews and make a series of investor presentations over the next several weeks, during which it intends to discuss the preliminary preclinical data set forth in Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Amendment No. 1 to Equity Distribution Agreement, dated July 29, 2020, by and between iBio, Inc. and UBS Securities LLC
1.2	Equity Distribution Agreement, dated June 17, 2020, by and between iBio, Inc. and UBS Securities LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed with the SEC on June 17, 2020)
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)
99.1	Investor Presentation Slide

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Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: July 29, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer

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